EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-191493 on Form S-3, No. 333-193473 on Form S-4 and Nos. 333-184214 and 333-189684 on Form S-8 of our report dated April 16, 2014, relating to the consolidated financial statements of Red Rock Gathering Company, LLC and subsidiary as of and for the year ended December 31, 2013, appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of Summit Midstream Partners, LP.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 16, 2014